UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2011

Marketing Worldwide Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-50586	68-0566295
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2212 Grand Commerce Dr., Howell, Michigan 48855
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (517) 540-0045

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On June 29, 2011, Marketing Worldwide Corporation (the “Company”) entered a Securities Purchase Agreement with an accredited investor.  The Company received $250,000 in gross proceeds from the sale of a $250,000 face amount Senior Convertible Debenture due July 1, 2012 (the “Debenture”) and Common Stock Purchase Warrant for 6,250,000 shares (the “Warrant”).  The Debenture is subject to a 16% annual interest rate, payable quarterly in arrears, with the first interest payment due on January 1, 2012 and each quarter thereafter until maturity.  The Company will use the proceeds for working capital.  The conversion price for the Debenture is $.04 per share, subject to adjustment upon certain events.  The exercise price for the Warrant is $.04 per share, subject to adjustment upon certain events.

The foregoing is solely a general discussion of these agreements and is qualified by reference to the full text of these agreements, which are attached as exhibits to the Form 8-K filing.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

10.1	Securities Purchase Agreement dated June 29, 2011
10.2	Senior Convertible Debenture dated June 29, 2011
10.3	Common Stock Purchase Warrant dated June 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2011	Marketing Worldwide Corporation

/s/
Charles Pinkerton
President

Marketing Worldwide Corporation – Form 8-K – June 29, 2011

List of Exhibits

10.1	Securities Purchase Agreement dated June 29, 2011
10.2	Senior Convertible Debenture dated June 29, 2011
10.3	Common Stock Purchase Warrant dated June 29, 2011